TEXAS UTILITIES COMPANY

                            NOTICE OF GUARANTEED DELIVERY

             OF SHARES OF ONE OF THE FOLLOWING SERIES OF PREFERRED STOCK
                               OR DEPOSITARY SHARES OF

                           TEXAS UTILITIES ELECTRIC COMPANY


          $4.00 Preferred Stock (Dallas Power Series), CUSIP No. 882850 40 7
         $4.00 Preferred Stock (Texas Electric Series), CUSIP No. 882850 87 8
          $4.00 Preferred Stock (Texas Power Series), CUSIP No. 882850 75 3
                     $4.24 Preferred Stock, CUSIP No. 882850 30 8
                     $4.44 Preferred Stock, CUSIP No. 882850 71 2
                     $4.50 Preferred Stock, CUSIP No. 882850 20 9
         $4.56 Preferred Stock (Texas Electric Series), CUSIP No. 882850 86 0
          $4.56 Preferred Stock (Texas Power Series), CUSIP No. 882850 74 6
                     $4.64 Preferred Stock, CUSIP No. 882850 85 2
                     $4.76 Preferred Stock, CUSIP No. 882850 72 0
                     $4.80 Preferred Stock, CUSIP No. 882850 50 6
                     $4.84 Preferred Stock, CUSIP No. 882850 73 8
                     $5.08 Preferred Stock, CUSIP No. 882850 84 5
               $6.375 Cumulative Preferred Stock, CUSIP No. 882850 43 1
               $6.98 Cumulative Preferred Stock, CUSIP No. 882850 46 4
               $7.98 Cumulative Preferred Stock, CUSIP No. 882850 47 2
      Adjustable Rate Cumulative Preferred Series A Stock, CUSIP No. 882850 59 7
          $2.05 Depositary Shares, each representing 1/4 share of the $8.20
                  Cumulative Preferred Stock, CUSIP No. 882850 48 0
        $1.875 Depositary Shares, Series A, each representing 1/4 share of the
                                         $7.50
                  Cumulative Preferred Stock, CUSIP No. 882850 44 9
        $1.805 Depositary Shares, Series B, each representing 1/4 share of the
                                         $7.22
                  Cumulative Preferred Stock, CUSIP No. 882850 41 5

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of any of the Series listed above (the "Shares") are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to The Bank of New York, as Depositary, on or prior to the expiration of the Offer. Such form may be delivered by hand or transmitted by mail, or by facsimile transmission, to the Depositary. See Section 4--"Procedure for Tendering Shares" in the Offer to Purchase. THE ELIGIBLE INSTITUTION (AS DEFINED HEREIN) WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND EITHER THE APPLICABLE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES MUST BE DELIVERED TO THE DEPOSITARY OR THE DEPOSITARY MUST RECEIVE CONFIRMATION OF BOOK-ENTRY TRANSFER OF THE SHARES TO THE DEPOSITARY'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY OR THE PHILADELPHIA DEPOSITORY TRUST COMPANY WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE. Failure to do so could result in a financial loss to such Eligible Institution.


                        To:  THE BANK OF NEW YORK, DEPOSITARY
                                 FACSIMILE
                               TRANSMISSION:
                               (for Eligible
                                Institutions
                                   Only)
                               (212) 815-6213
             BY MAIL:                         BY HAND OR BY OVERNIGHT
         Tender & Exchange                            COURIER:
            Department                           Tender & Exchange
          P.O. Box 11248                             Department
       Church Street Station                     101 Barclay Street
        New York, New York                      Receive and Deliver
            10286-1248                                 Window
                                                 New York, New York
                                CONFIRMATION           10286
                                 TELEPHONE:
                               (800) 507-9357

          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

          THIS NOTICE OF GUARANTEED DELIVERY IS TO BE USED FOR THE TENDER OF SHARES OF ONE SERIES. ANY PERSON DESIRING TO TENDER SHARES OF ANY OTHER SERIES FOR WHICH THE OFFEROR IS MAKING A TENDER OFFER MUST SUBMIT AN ADDITIONAL NOTICE OF GUARANTEED DELIVERY RELATING TO THAT SPECIFIC SERIES.

          This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     Ladies and Gentlemen:

          The undersigned hereby tenders to Texas Utilities Company, a Texas corporation (the "Offeror"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 24, 1997 (the "Offer to Purchase"), and the Letter of Transmittal (which, together with the Offer to Purchase, constitutes the "Offer"), receipt of which hereby is acknowledged, the number of Shares listed below of the Texas Utilities Electric Company Series indicated, pursuant to the guaranteed delivery procedure set forth in Section 4--"Procedure for Tendering Shares" in the Offer to Purchase.

     -------------------------------     ----------------------------------
     Name of Series:     Number of       Signature
                         Shares:
     -------------------------------     ----------------------------------
     Certificate Nos. (if                Name(s) of Record Holder(s)
     available):                         (Please Print)

      -------------------------------    ---------------------------------
     If Shares will be tendered by       Address
     book-entry transfer: Name of
     Tendering Institution:

     --------------------------------     ----------------------------------
     Account No. at (check one)          Area Code and Telephone Number
     [] The Depository Trust
     Company
     [] The Philadelphia Depository
     Trust Company
     =================================    ====================================

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                                 GUARANTEE
                  (NOT TO BE USED FOR SIGNATURE GUARANTEE)

          The undersigned financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (each, an "Eligible Institution") guarantees (a) the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary at one of its addresses set forth above (i) certificate(s) for the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter(s) of Transmittal, with any required signature guarantee(s) and any other required documents, or (ii) a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or The Philadelphia Depository Trust Company, all within three New York Stock Exchange trading days after the Expiration Date.


     -----------------------------     -----------------------------
               NAME OF FIRM                 AUTHORIZED SIGNATURE


     -----------------------------     -----------------------------
                 ADDRESS                            NAME


     -----------------------------     -----------------------------
          CITY, STATE, ZIP CODE                     TITLE


     -----------------------------
      AREA CODE AND TELEPHONE NUMBER

     DATED:                   , 1997
            ---------------------

     DO NOT SEND CERTIFICATES WITH THIS FORM. YOUR CERTIFICATES MUST BE SENT WITH THE APPLICABLE LETTER OF TRANSMITTAL.
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